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                                                                  EXHIBIT 10.173



                              FORBEARANCE AGREEMENT


        This Forbearance Agreement ("Agreement") is made as of the 6th day of August, 1999 by and among Preferred Equities Corporation, a Nevada corporation with its chief executive office and principal place of business at 4310 Paradise Road, Las Vegas, Nevada 89109, Attention: Herbert Hirsch (hereinafter called the "Borrower") and with Mego Financial Corp. a New York corporation having an office at and address of The PEC Building, 4310 Paradise Road, Las Vegas, Nevada 89109, Attention: Jon A. Joseph (hereinafter called the "Guarantor") (Borrower and Guarantor may hereinafter be referred to collectively as "Obligors") and Litchfield Financial Corporation, a Massachusetts corporation with an office at 430 Main Street, Williamstown Massachusetts 01267, Attention: Joseph S. Weingarten, Executive Vice President (hereinafter called the "Lender").

        Reference is hereby made to the following documents by and among Borrower, Guarantor and Lender:

        1. Loan and Security Agreement by and between Preferred Equities Corporation and Litchfield Financial Corporation dated as of July 30, 1997 as amended by the First Amendment to Loan and Security Agreement by and between by and between Preferred Equities Corporation and Litchfield Financial Corporation (the "Loan Agreement").

        2. Secured Promissory Note in the original principal amount of $10,000,000.00 executed by Preferred Equities Corporation in favor of Litchfield Financial Corporation dated July 30, 1997 (the "Original Note") as amended by the First Amended and Restated Secured Promissory Note/Receivables Loan in the original principal amount of $10,000,000.00 executed by Preferred Equities Corporation in favor of Litchfield Financial Corporation dated as of December 19, 1998 (the "Amended Receivables Note") and as amended by the First Amended Secured Promissory Note/Mortgage Loan in the original principal amount of $4,500,000.00 executed by Preferred Equities Corporation in favor of Litchfield Financial Corporation dated as of December 19, 1998 (the "Amended Mortgage Note").

        3. Assignment of Receivables Collateral executed by Preferred Equities Corporation in favor of Litchfield Financial Corporation dated July 30, 1997.

        4. Assignment of Deeds of Trust executed by Preferred Equities Corporation in favor of Litchfield Financial Corporation dated July 30, 1997.

        5. Short Form Deed of Trust and Assignment of Rents by and between Preferred Equities Corporation, United Title and Litchfield Financial Corporation dated July 30, 1997.

        6. Guaranty Agreement by Mego Financial in favor of Litchfield Financial Corporation dated July 30, 1997.




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        7.     UCC-1 Financing Statements recorded with the Secretary of the
               State of Nevada and Clark County Recorder.

The documents above referenced are collectively referred to herein as the "Loan Documents". The Original Note, the Amended Receivables Note and the Amended Mortgage Note may also hereinafter be referred to as the "Notes". All capitalized terms used in this Agreement which are not defined herein, but which are defined in the Loan Documents, shall have the same meanings herein as therein.

        Obligors acknowledge and agree that certain Events of Default, as set forth in Lender's correspondence to Borrower dated July 21, 1999 and July 27, 1999, have occurred and are continuing. As a result of these Events of Default, the Lender has declared the Events of Default to be in existence under the Loan Documents and has accelerated the date of payment, in full, of all of the Obligations. Borrower acknowledges and agrees that the Lender has no obligation to make additional loans or otherwise extend credit to Borrower under the Loan Documents or otherwise. Borrower has, by correspondence dated July 29, 1999, requested that the Lender forbear from enforcing its rights to take possession of the Collateral under the Loan Documents and from enforcing its right to collect the accelerated Obligations (as hereinafter defined).

        Obligors acknowledge that the outstanding amounts due as of August 6, 1999 are:

       MORTGAGE LOAN #20410007651:
        Principal:                           $2,572,962.72
        Accrued, but unpaid Interest:        $   52,667.80
        Late Charges:                        $   37,067.73
        Costs of Collection:                 $    3,000.00
        Total Amount Due:                    $2,665,698.25
        Per Diem Interest                    $      808.07
        From and After August 6, 1999
        Plus the
        Remaining Balance of                 $   24,915.00
        Minimum Release Fee
        Payment Obligations
        (which will Reduce at $25.00 per Interval, for Intervals sold which are not described on
        Schedule 4 attached hereto)







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      RECEIVABLES LOAN #20220000123:
        Principal:                           $1,409,397.84
        Accrued, but unpaid Interest:        $   13,177.19
        Costs of Collection:                 $    4,500.00
        Total Amount Due:                    $1,427,075.03
        Per Diem Interest                    $      376.38
        From and After August 6, 1999


(hereinafter collectively referred to as the "Obligations"). In response to Borrower's request, the Lender agrees to forbear from enforcing its rights to take possession of the Collateral and to collect, in full, the Obligations until the Forbearance Termination Date (as hereinafter defined) upon the following terms and conditions:

        1. Ratification of Existing Agreements. All of Obligors' obligations, indebtedness and liabilities to the Lender as evidenced by or otherwise arising under the Loan Documents, except as may otherwise be expressly modified in this Agreement upon the terms set forth herein and therein, are, by Obligors' execution of this Agreement, ratified and confirmed in all respects by Obligors. Borrower and Guarantor acknowledge that all of Borrower's obligations, indebtedness and liabilities to the Lender under the Loan Documents are joint and several. In addition, by Obligors' execution of this Agreement, Obligors represent and warrant that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations, indebtedness and liabilities. Obligors further acknowledge that the security interests given by Borrower to Lender in the Real Estate Collateral and Receivables Collateral which secure Obligors' obligations to the Lender constitute a valid lien on such Real Estate Collateral and Receivables Collateral and that Obligors shall take no action to impair or invalidate the security interests therein.

        2. Representations and Warranties. All of the representations and warranties made by Obligors to Lender in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date.

        3. Forbearance Obligations. Subject to the satisfaction of the conditions precedent set forth below, the Lender agrees to waive the existing declaration of default and nullify the acceleration of sums due and forbear from instituting proceedings to enforce its rights and remedies under the Loan Documents until the earliest to occur of (a) February 1, 2000, (b) Lender's declaration of an Event of Default under the Loan Documents arising from an event or condition in existence and not disclosed to Lender as of this date or arising subsequent to the date of this Agreement, (c) the failure of Obligors to comply with the terms of this Agreement, including any of Obligors' undertakings set forth in Section 7 hereof which such failure shall constitute an Event of Default under this Agreement and under the Loan Documents, (d) the failure of Obligors to comply with any of the terms and conditions of any of the Additional Security Agreements (each as hereinafter






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defined), (e) the initiation of any federal or state Bankruptcy, insolvency or similar proceeding by (or against and not dismissed or withdrawn within 90 days after the commencement of the proceeding brought against Obligors) Obligors, (f) the commencement of litigation or legal proceedings by Obligors against the Lender or any of its affiliates, or (g) the failure of Obligors to comply with any term or condition of any other agreement, document or instrument evidencing any other indebtedness of Borrower to the Lender (the "Forbearance Termination Date").

               Upon the Forbearance Termination Date, the Lender shall be free, in its sole and absolute discretion, to proceed to enforce any or all of its rights and remedies under or in respect of the Loan Documents, the Additional Security Agreements in connection with Section 4(b) below and applicable law. All of Obligors' obligations and liabilities to the Lender hereunder (including without limitation Obligors' payment obligations) shall survive the Forbearance Termination Date, and all of such obligations are secured under the Loan Documents and any other documents, instruments or agreements pursuant to which Obligors may, from time to time, grant to the Lender collateral security for Obligors' obligations to the Lender.

        4. Conditions. The Lender's forbearance hereunder shall be subject to the satisfaction on or before September 10, 1999 of the following conditions precedent:

        (a) Borrower shall have paid in full all principal, accrued interest and applicable fees due Lender under the Receivables Loan, at the interest rate and in accordance with the terms set forth in the Loan Agreement.

        (b) Pursuant to security and pledge agreements in form and substance satisfactory to the Lender, Uniform Commercial Code Financing Statements and Assignment of Deeds of Trust, as applicable (the "Additional Security Agreements"), Borrower shall have granted to the Lender valid and perfected security interests in and liens on all of the assets and properties of Borrower as set forth on Schedule 4 attached hereto.

        (c) Borrower shall have paid to the Lender on or before August 31, 1999 the balance of $25,000 due as a non-refundable fee in the total amount of $50,000.00; $25,000 being acknowledged by Lender as received on August 4, 1999.

        5. Representations and Warranties. As of the date of this Agreement, all of the representations and warranties made by Obligors to Lender, whether directly or incorporated by reference shall be true and correct on the date hereof.

        6. Interest. Interest shall continue to be payable monthly in arrears on the first business day of each calendar month in accordance with the Loan Documents.

        7. Covenants. Without any prejudice or impairment whatsoever to any of the Lender's rights and remedies contained in the Loan Documents, Obligors covenant and agree with the Lender as follows:






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        (a) Obligors agree to pay in full, in cash to Lender, the outstanding
Obligations, outstanding principal amount of Obligors' indebtedness and all other sums due Lender under the Loan Documents, together with all interest thereon and all fees and expenses of the Lender incurred in connection therewith on the Forbearance Termination Date.

        (b) Notwithstanding anything to the contrary contained herein or in the Loan Documents and in lieu of the principal payments otherwise provided for under Section 2.5(ii)(C) of the Loan Agreement, Borrower agrees to pay or cause to be paid to Lender, on the first business day of each calendar month, commencing on September 1, 1999 and continuing on the 1st business day of each calendar month thereafter during the Forbearance Period a principal payment, for application to the Mortgage Loan, in the amount of One Hundred Thousand Dollars ($100,000.00) less the sum of all Release Payments made to Lender during the preceding calendar month. Commencing October 1, 1999 and continuing through January 2, 2000, provided that Obligors have have made the payment required hereunder for all prior months, Obligors may cumulate the aggregate amount of required payments due under this Section 7(b) against the amount of Release Payments required to be made upon a sale of an Interval under Section 2.5(ii)(B) of the Agreement for any given month. Lender acknowledges that the intent of the cumulative credit of required payments under this Section is to not penalize Obligor in any month where the amount of Release Payments exceeds the required amount by requiring Obligor to pay such excess if Obligor has in prior months not sustained sufficient sales but has made the required payments hereunder. Nothing contained herein shall relieve Obligor of the requirement to pay Release Fees in connection with each sale of an Interval as required under Section 2.5(ii)(B) of the Agreement, provided however, that no Release Fee shall be due upon the sale of an Interval listed on Schedule 4 attached hereto.

        (c) Borrower will provide to the Lender such financial information as it may request from time to time, and shall permit the Lender to enter (upon reasonable notice and at reasonable times) upon Borrower's premises and inspect its books and records, to make extracts therefrom and to discuss Borrower's affairs with the employees, agents and officers, all at Borrower's expense.

        (d) Obligors shall comply and continue to comply with all of the terms, covenants and provisions contained in the Loan Documents, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein.

        (e) Obligors shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Agreement and the Loan Documents.

        8. Releases of Collateral. (a) So long as the Forbearance Termination Date has not occurred, Borrower or Guarantor may request that the Lender release its security interest in the Real Estate Collateral and such other collateral pledged to Lender pursuant to Section 4(b) of this Agreement (a "Release Request") as is sold in the ordinary course of business provided however that Lender shall be entitled to the payment of the Release Fees, other than for the sale of an







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Interval listed on Schedule 4 attached hereto, and Release Payments as provided for in the Loan Agreement prior to the issuance of such release of security interest. Obligors specifically acknowledge their obligation to pay any remaining Release Fees due in accordance with the Loan Agreement upon payment in full of the Obligations under the Mortgage Loan.

        9. Expenses. Obligors agree to pay to the Lender upon demand (a) an amount equal to any and all out-of-pocket costs or expenses (including legal fees (including allocable costs of staff counsel and disbursements) incurred or sustained by the Lender in connection with the preparation of this Agreement and all related matters and (b) from time to time after the Forbearance Termination Date, any and all out-of-pocket costs or expenses (including legal fees including allocable costs of staff counsel and disbursements and reasonable consulting, accounting, appraisal and other similar professional fees and expenses) hereafter incurred or sustained by the Lender in connection with the administration of credit extended by the Lender or the preservation of or enforcement of any rights of the Lender under this Agreement or the Loan Documents or in respect of any of Obligors' other obligations to the Lender.

        10. Partial Payment Not Waiver. Any partial payment amounts made by Borrower or Guarantor or any other party on Borrower or Guarantor's behalf and accepted by Lender will not constitute a waiver of any default, waiver of demand, or waiver of any other right held by Lender under the Loan Documents or this Agreement. Except as otherwise modified or amended by this Agreement, all of the terms of the Loan Documents shall remain in full force and effect and are expressly ratified and confirmed by the Borrower and the Guarantor.

        11. Negative Pledge. Until such time as Lender has received payment in full of all obligations of Obligors to the Lender, Obligors agree, from and after the date of execution of this Agreement, that they will not, other than in the ordinary course of business, without the payment to Lender of any proceeds to which Lender would be entitled, sell, lease or otherwise dispose of any assets, now or hereafter existing, or permit or suffer to exist any lien, encumbrance, pledge, mortgage or security interest in or upon any assets now or hereafter existing.

        12. Relief from Automatic Stay. In the event any Obligor shall: (i) file with any Bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; (ii) be the subject of any order for relief issued under the Bankruptcy Code; (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to Bankruptcy, insolvency or other relief for debtors; (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator; or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to Bankruptcy, insolvency or other relief for debtors, then, subject to court approval, Lender shall thereupon be entitled and Obligors irrevocably consent to relief from automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the







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rights and remedies otherwise available to Lender as provided in the Loan
Documents and this Agreement and as otherwise provided by law, and Obligors hereby irrevocably waive their rights to object to such relief.

        13. No Waiver. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall extend to or affect in any way any of Obligors' obligations or any of the rights of the Lender and remedies of the Lender arising under the Loan Documents executed in connection therewith, and the Lender shall not be deemed to have waived any or all of such rights or remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, or both would become an Event of Default under the Loan Documents and which upon Obligors' execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

        14. Release of Lender. By execution of this Agreement, Borrower and Guarantor jointly and severally acknowledge and confirm that they do not have any offsets, defenses or claims against the Lender, or any of its officers, agents, directors, attorneys or employees whether asserted or unasserted. To the extent that they may have such offsets, defenses or claims, the Borrower and the Guarantor and each of their respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, release and forever discharge the Lender, its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively the "Lender Affiliates") of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which against the Lender and/or Lender Affiliates they ever had, now have or which any of the Borrower's or Guarantor's successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

        15. Voluntary Agreement. Obligors represent and warrant that they are represented by legal counsel of their choice, are fully aware of the terms contained in this Agreement and have voluntarily and without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement.









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        16. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement will be deemed to have been given when delivered personally to the party designated to receive such notice or, on the third business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:


        To Lender:
        Litchfield Financial Corporation
        430 Main Street
        Williamstown, Massachusetts 01267
        Attention: Joseph S. Weingarten
                   Executive Vice President

        To Borrower:
        Preferred Equities Corporation
        4310 Paradise Road
        Las Vegas, Nevada 89109
        Attention: Herbert Hirsch

        with a copy to:

        Mego Financial Corp.
        The PEC Building
        4310 Paradise Road
        Las Vegas, Nevada 89109
        Attention: Jon A. Joseph

        To Guarantor:
        Mego Financial Corp.
        The PEC Building
        4310 Paradise Road
        Las Vegas, Nevada 89109
        Attention: Jon A. Joseph

        17. Entire Agreement; Binding Affect. This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth herein. This Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.







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        18. Negation of Partnership. The relationship between the Borrower,
Guarantor and Lender is that of debtor and creditor. Nothing contained in this Agreement will be deemed to create a partnership or joint venture between Borrower, Guarantor and Lender, or to cause Lender to be liable or responsible in any way for the actions, liabilities, debts, or obligations of Borrower and/or Guarantor.

        19. Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

        20. Headings. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

        21. Governing Law. This Agreement is executed and delivered in the Commonwealth of Massachusetts and it is the desire and intention of the parties that it be in all respects interpreted according to the laws of the Commonwealth of Massachusetts. Obligors specifically and irrevocably consent to the jurisdiction and venue of the federal and state courts of the Commonwealth of Massachusetts with respect to all matters concerning this Agreement or the Loan Documents or the enforcement of any of the foregoing. Obligors agree that the execution and performance of this Agreement shall have a Massachusetts situs and accordingly, Obligors consent to personal jurisdiction in the Commonwealth of Massachusetts.

        22. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement.

        23. Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

        24. WAIVER OF JURY TRIAL. OBLIGORS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE UNDERLYING TRANSACTIONS. OBLIGORS CERTIFY THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR







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OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO
ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

        25. Restriction on Assignment. Neither the Borrower or any Guarantor may assign any of its obligations hereunder or under any related agreement to any person without the prior written consent of the Lender. The Lender may without notice to or consent of any person, sell, assign, grant a participation in or otherwise dispose of all or any portion of the Notes, the Agreement and the related agreements. In connection therewith, the Lender may disclose to a prospective purchaser, assignee, participant or transferee any information possessed by the Lender relating to the loan and the collateral securing the loan.

        26. Nullification of Agreement. This Forebearance Agreement shall be null and void and the provisions contained herein shall be of no effect unless this Forebearance Agreement is fully executed by Borrower and Guarantor and returned to Lender on or before the close of business on August 27, 1999.


                                     LENDER
                                     Litchfield Financial Corporation


___________________________          By:____________________________________
                                     Joseph S. Weingarten
                                     Its Executive Vice President
___________________________          Duly Authorized


                                     BORROWER
                                     Preferred Equities Corporation
___________________________
                                     By:____________________________________

___________________________          Its ___________________________________
                                     Duly Authorized


                                     GUARANTOR
                                     Mego Financial Corp.
___________________________
                                     By: ___________________________________

___________________________          Its ___________________________________
                                     Duly Authorized











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STATE OF NEVADA              )
                             )  ss.
COUNTY OF                    )

        On this ___ day of August, 1999, before me, the undersigned officer, personally appeared ________________, who acknowledged himself to be the ________ of Preferred Equities Corporation, a Nevada corporation, and that he, as such ___________, being authorized so to do, executed the foregoing instrument as his and its free act and deed for the purposes therein contained, by signing the name of the corporation by himself as such __________.

        In Witness Whereof, I hereunto set my hand.



                                        ____________________________________

                                        Notary Public
                                        My Commission Expires:


STATE OF NEVADA              )
                             )  ss.
COUNTY OF                    )

        On this ___ day of August, 1999, before me, the undersigned officer, personally appeared ________________, who acknowledged himself to be the ________ of Mego Financial Corp., a New York corporation, and that he, as such
___________, being authorized so to do, executed the foregoing instrument as his and its free act and deed for the purposes therein contained, by signing the name of the corporation by himself as such __________.

        In Witness Whereof, I hereunto set my hand.



                                        ____________________________________

                                        Notary Public
                                        My Commission Expires:









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                                   SCHEDULE 4

               Assets and Property of Borrower in Which Liens and
                      Security Interests Are To Be Granted













Borrower acknowledges its obligation to grant a lien and security interest to Lender, on a continuing basis, in and to all Intervals which at any time were Encumbered Intervals and were released by Lender in connection with a sale where the Interval and/or Note Receivable previously released subsequently becomes available to be re-pledged to Lender as a result of a cancellation or default by the Purchaser thereof or for any other reason.












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